EXHIBIT 4.5

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                           INTERNATIONAL POST LIMITED
                   (FORMERLY, INTERNATIONAL POST GROUP, INC.)

                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT, dated as of February 15, 1994 is made by and between International Post Limited (formerly, International Post Group Inc.), a Delaware corporation (the "Company") and Jeffrey J. Kaplan (the "Employee").

                  WHEREAS, the Company desires to permit the Employee to share directly in the growth of the business of the Company and its Subsidiaries, and to identify his interests with those of the Company's stockholders by awarding a stock option to the Employee;

                  NOW,  THEREFORE,   and  in  consideration  of  the  Employee's
employment with the Company or a Subsidiary, the Company and the Employee agree as follows:

1.       DEFINITIONS.

                  Any capitalized term which is not defined in this Agreement shall have the meaning given such term under the Company's 1994 Long Term
Incentive Plan (the "Plan"). The following terms shall have the meaning specified below, unless the context clearly indicates to the contrary:

                  "Cause" shall mean (a) the definition of "cause" used in the employment agreement between the Employee and the Employer or (b) if the Employee has not entered into such an agreement, the willful failure by the Employee to perform his duties with the Employer or the willful engaging in conduct which is injurious to the Employer, the Company, a Subsidiary, or, if applicable, a Parent, monetarily or otherwise, as determined by the Committee in its sole discretion.


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                  "Change  in  Control"  shall  have the  meaning  set  forth in
Section 8.2 of the Plan, as in effect on the date hereof.

                  "Change in Control  Date"  shall have the meaning set forth in
Section 8.2 of the Plan, as in effect on the date hereof.

                  "Change in Control  Price" shall have the meaning set forth in
Section 8.3 of the Plan, as in effect on the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986.

                  "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, appointed as provided in the Plan.

                  "Early Retirement" shall mean the Employee's retirement from active employment with the Employer (a) on or after attainment of age fifty-five
(55) and the completion of fifteen years of service, or (b) in accordance with the early retirement provisions of a pension plan maintained by the Employer.

                  "Employer" shall mean the Company or the Subsidiary that employs the Employee on the date hereof, provided that, if the Employee subsequently is transferred to another corporation covered by the Plan, such employing corporation shall be the Employer for purposes of this Agreement.

                  "Normal Retirement" shall mean the Employee's retirement from active employment with the Employer (a) on or after attainment of age sixty-five
(65), or (b) in accordance with the normal retirement provisions of a pension plan maintained by the Employer.

                  "Permanent Disability" shall mean (a) the definition of "disability" used in the employment agreement between the Employee and the Employer, or (b) if the Employee has not entered into such an employment agreement, a physical or mental incapacity that prevents the Employee from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis.

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                  "Retirement"  shall mean the Employee's  (a) Early  Retirement that the Committee, in its sole discretion, has determined should be treated as a Retirement for purposes of this Agreement, or (b) Normal Retirement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Share" shall mean a share of the Company's Common Stock, $0.01 par value. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

                  "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Employer terminates for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by the Company, a Subsidiary, or, if applicable, a Parent. If a corporation that is a Subsidiary ceases to be a Subsidiary as a result of a sale of stock, such sale shall be deemed to be a Termination of Employment of the Employee if he was employed by such Subsidiary immediately prior to such sale.

2.  INCORPORATION  OF TERMS OF PLAN.

                  Except as otherwise specifically modified hereby, the terms and conditions of the Plan shall apply to the option granted to the Employee hereunder. Notwithstanding the foregoing, however, neither the option granted hereunder nor the Shares issuable upon exercise thereof shall be deemed to have been issued under the Plan.

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3.       GRANT OF OPTION.


3.1      Grant; Grant Date

                  Subject to the terms and conditions of the Plan, the Company hereby grants to the Employee the right and option to purchase from the Company all or any part of an aggregate of 181,818 Shares upon the terms and conditions set forth in this Agreement. The Grant Date of the Option shall be February 15, 1994. The Employee hereby accepts the Option, acknowledges that he has received and read a copy of the Plan, and agrees to be bound by all the terms and provisions of the Plan and this Agreement.

3.2      Adjustments in Option.

                  In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares or securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants, stock dividend or combination of shares or similar event, the Committee shall make an appropriate and equitable adjustment in the Option so that the Employee's proportionate interest shall be maintained as before the occurrence of such event to the maximum extent possible. Any adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested parties.


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3.3      Option Terms

                  The Option granted under this Agreement shall be subject to the following terms and conditions:

                  (a) Price. The exercise price for the Shares subject to the Option shall be $9.35 per Share.

                  (b) Term. The Option shall expire on the tenth anniversary of the Grant Date, unless terminated earlier in accordance with Section 3.3(e).

                  (c) Vesting. The Option is fully vested and exercisable.

                  (d) Exercise. The Option may be exercised in whole or in part at any time prior to its expiration or termination, by providing written notice of such exercise to the Secretary of the Company of the number of Shares as to which the Option is being exercised, and enclosing payment for the Shares with respect to which the Option is being exercised. Such payment shall be in cash or by check, or if approved by the Committee, by the delivery of Shares previously owned by the Employee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which the Option is being exercised, or pursuant to a "cashless exercise," or any combination of the foregoing approved by the Committee, in its sole discretion. Partial exercise shall be for whole Shares only and shall not be for less than one thousand (1000) Shares unless the number of Shares purchased constitutes the total number of Shares then remaining subject to the Option or the Committee permits such smaller exercise in its sole discretion. Notation of any partial exercise shall be made by the Company on
Schedule I hereto.



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                  (e) Status of Option Upon  Termination of  Employment.  In the
event of the Termination of Employment of the Employee, the Option shall terminate as follows:

                         (i) If the Employee's Termination of Employment is due to death, Permanent Disability, or Retirement, the Option shall vest and become immediately exercisable, for the shorter of five years following such Termination or the remainder of its original term, and shall thereafter terminate. The same rule shall apply if such Termination of Employment (x) occurs after the occurrence of a Change in Control but on or before the second anniversary of a Change in Control Date and either
       (A) is an involuntary termination not for Cause or (B) is deemed to be a Termination of Employment because the corporation employing the Employee ceases to be a Subsidiary (as provided in the definition of "Termination of Employment" in Section 1) and subsection (e)(ii) below does not apply or (y) is, or is deemed to be under the Employment Agreement between the Company and the Employee, a Termination of Employment without Cause.

                         (ii) If the Employee is employed by a Subsidiary when all or substantially all of the stock or assets of the Subsidiary are sold, as described in Section 8.2(e) of the Plan, the Option shall be exercisable for the shorter of five years following the Change in Control Date or the remainder of its original term.

                         (iii) In all other cases, the Option (to the extent exercisable at the time of such Termination) shall be exercisable for a period of thirty (30) days following the Employee's Termination of Employment or until the expiration of its original term, whichever is shorter, and shall thereafter terminate.


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                  Notwithstanding  the  foregoing,  the  Committee  may provide, after consultation with the appropriate Chief Executive Officer, that the Option may be exercised after the periods provided in this Section 3.3(e), but in no event beyond the original term of the Option.

3.4      Nontransferability

                  The Option shall not be transferable other than by will, the applicable laws of descent and distribution, or pursuant to a qualified domestic relations order, as such term is defined in Rule 16b-3(a)(2) of the Securities Exchange Act of 1934, as amended, and no transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

3.5      Conditions to Issuance of Stock Certificates

                  (a) The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The stock certificates evidencing the Shares shall bear such legends restricting transferability as the Committee deems necessary or advisable.

                  (b) The Company shall not be required to issue or deliver any certificate or certificates for Shares deliverable upon any exercise of the Option prior to fulfillment of all of the following conditions:

                         (i) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, or the obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, deem necessary or advisable.

                         (ii) In the event that the Shares have not been registered under the Securities Act, if the Committee shall, in its sole discretion, deem it necessary or advisable, the execution by the Employee of a written representation and agreement, in a form satisfactory to the Committee, in which the Employee represents that the Shares acquired by him upon exercise are being acquired for investment and not with a view to distribution thereof in violation of applicable law.

3.6 Rights as Stockholder

                  The Employee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option unless and until certificates representing such Shares shall have been issued by the Company.

4. Change in Control  Provisions.

4.1 Impact of Event

                  In the event of a Change in Control prior to the Employee's Termination of Employment, the following shall apply:

                  (a) Any portion of the Option that had not yet become exercisable and vested shall become fully vested and exercisable immediately.

                  (b) In the event of a Change in Control other than one described in Section 8.2(e) of the Plan, if, within one year after the Change in Control Date, (i) no Shares are listed on a national securities exchange or are traded on an over-the-counter market or (ii) for a period of sixty (60)


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consecutive  trading days,  the Fair Market Value of a Share on such an exchange or market shall have declined by twenty percent (20%) or more from the Fair Market Value of a Share on the Change in Control Date or the Change in Control Price, whichever is higher, then for a period of sixty (60) days following the event that gives rise to the obligation to pay under this clause (b), the Company shall offer the Employee the opportunity to be paid the value of the outstanding Option, determined on the basis of the Change in Control Price. Such amount shall be payable in a cash lump sum within thirty (30) days after the Company receives notification of the Employee's election to accept the offer described in this clause (b).

4.2  Designated  Beneficiary

                  If the Employee  dies prior to receiving any payment due under
Section 4.1(b) of this Agreement, such payment shall be made to his beneficiary (as designated in the form and manner determined by the Committee) or, if no designation is in effect, to the Employee's estate.

5.  MISCELLANEOUS.

5.1 Administration

                  The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

5.2  Withholding  of Taxes; Section 83(b) Election

                  No later than the date as of which an amount first becomes includable in the gross income of the Employee for federal income tax purposes with respect to the grant of the Option under this Agreement, the Employee shall


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pay to the Company,  or the Employee (or his Designated  Beneficiary) shall make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on such payment or arrangements, and the Company (and its Subsidiaries and, if applicable, a Parent) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee.

5.3      Parachute Payments

                  In the event that the aggregate present value of the payments to the Employee under this Agreement, and any other plan, program, or arrangement or agreement maintained by the Company (a Subsidiary, or, if applicable, a Parent) constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code and reduced by amounts treated as reasonable compensation under Section 280G(b)(4) of the Code) and the excise tax under Section 4999 of the Code on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Employee otherwise would be entitled to be less than what the Employee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Code Section 280(G)(b)(3)(A)), the Employee's total "parachute payments" (within the meaning of Code Section 280G(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Employee's tax rate will be the maximum marginal federal,


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state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section l(g), if applicable. In the event that the Employee and the Company are unable to agree as to the amount of the reduction described above, if any, the Employee shall select a law firm or accounting firm reasonably acceptable to the Company regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Employee and the Company.

5.4 No Right to Continued Employment

                  Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Employer or shall interfere with or restrict in any way the rights of the Employer, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause, subject to the terms of any separate agreement with the Employee.

5.5 Entire  Agreement;  Amendment

                  This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.


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5.6      Governing Law

                  The  laws  of  the  State  of   Delaware   shall   govern  the
interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

5.7      Successors

                  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

5.8      Notices

                  All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                           To the Employee:

                           Jeffrey J. Kaplan
                           16 Tor Terrace
                           New City, New York 10956

                           To the Company:

                           International Post Limited
                           545 Fifth Avenue
                           New York, N.Y. 10017
                           Attention: Chairman of the Board of Directors



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5.9      Waiver

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5.10 Titles;  Construction

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        INTERNATIONAL  POST  LIMITED  (formerly,
                                        INTERNATIONAL POST GROUP INC.)



                                        By:     /S/ MARTIN IRWIN
                                                ----------------

                                        Name:   Martin Irwin
                                        Title:  President and
                                                Chief Executive Officer



                                        EMPLOYEE

                                                /S/ JEFFREY J. KAPLAN
                                                ---------------------
                                        Name:   Jeffrey J. Kaplan




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                                   SCHEDULE I

                        Notations As to Partial Exercise



                 Number of        Balance of
Date of          Purchased         Shares on         Authorized         Notation
Exercise           Shares            Option           Signature           Date





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